UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 29, 2010

Blackboard Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50784	52-2081178
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

650 Massachusetts Ave NW, Washington, District of Columbia		20001
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202-463-4860

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 29, 2010, Blackboard Inc. (the "Company") and Judy Verses, the Company’s chief client officer and president of sales & marketing, entered into an amendment to Ms. Verses’ employment agreement with the Company in connection with her previously announced departure from the Company (the "Amendment"). As part of the Amendment, the Company has agreed to pay to Ms. Verses her annual base salary and her COBRA insurance premiums for a period of four months following her last day of employment with the Company, which is currently expected to be February 28, 2011, subject to Ms. Verses’ agreement to release all claims against the Company.

The foregoing description of the terms and conditions of the Amendment does not purport to be complete and is qualified in its entirety by the full text of the Amendment, which will be filed as an exhibit to the Company’s annual report on Form 10-K for the year ended December 31, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blackboard Inc.

January 5, 2011	By:	/s/ Matthew H. Small

Name: Matthew H. Small
Title: Chief Legal Officer